Exhibit 99.1

EMPIRE STATE REALTY TRUST ANNOUNCES FOURTH QUARTER 2016 RESULTS

- Earnings of $0.11 Per Fully Diluted Share -

- Core FFO of $0.25 Per Fully Diluted Share -

- Leased 210,780 Square Feet of Office and Retail Space -

- Observatory Revenues Grew 11.2% Year-Over-Year to Record Level -

New York, New York, February 22, 2017 - Empire State Realty Trust, Inc. (NYSE: ESRT) (the “Company”), a real estate investment trust with office and retail properties in Manhattan and the greater New York metropolitan area, today reported its operational and financial results for the fourth quarter of 2016.

“We are pleased with our strong fourth quarter and full year 2016 results. We continue to consolidate, redevelop and re-lease space to larger, higher credit quality tenants at materially higher rents and create value. During 2016, we leased 992,000 square feet of office and retail space which resulted in market-leading spreads on both new Manhattan office and total portfolio leases of 50.6% and 32.7%, respectively. Current and prospective tenants continued to be attracted to our modernized spaces within well-located, amenity-rich office buildings,” stated John B. Kessler, Empire State Realty Trust’s President and Chief Operating Officer.

“Observatory revenues grew 11.2% year-over-year to record level driven by increased tourist visits, improved revenue mix and favorable weekend weather conditions. We also grew and added to the flexibility of our low-levered balance sheet during the year with a $622 million investment by an affiliate of the Qatar Investment Authority and the expansion of our line of credit to $1.1 billion. As we look forward in 2017, we remain committed to unlock the embedded growth within our portfolio and the added liquidity, strength, and flexibility in our balance sheet positions us to fund future growth opportunities and create long-term value for our shareholders,” added Kessler.

Fourth Quarter Highlights

•	Achieved net income attributable to the Company of $0.11 per fully diluted share and Core Funds From Operations (“Core FFO”) of $0.25 per fully diluted share, which includes additional share issuance in August 2016.

•	Occupancy and leased percentages at December 31, 2016:

•	Total portfolio was 88.1% occupied; including signed leases not commenced (“SLNC”), the total portfolio was 90.2% leased.

•	Manhattan office portfolio (excluding the retail component of these properties) was 86.8% occupied; including SLNC, the Manhattan office portfolio was 89.1% leased.

•	Retail portfolio was 88.6% occupied; including SLNC, the retail portfolio was 89.6% leased.

•	Empire State Building was 90.5% occupied; including SLNC, was 91.8% leased.

•	Signed 64 leases, representing 210,780 rentable square feet across the total portfolio, achieving a portfolio-wide 21.8% increase in mark-to-market rent over previous fully escalated rents on new, renewal, and expansion leases.

•	Signed 24 new leases representing 83,282 rentable square feet in the fourth quarter 2016 for the Manhattan office portfolio (excluding the retail component of these properties), achieving an increase of 24.3% in mark-to-market rent over previous fully escalated rents.

•	The Empire State Building Observatory revenue for the fourth quarter 2016 grew 22.1% to $33.7 million from $27.6 million in the fourth quarter 2015.

•	Declared a dividend in the amount of $0.105 per share for the fourth quarter 2016.

Full Year Highlights

•	Achieved net income attributable to the Company of $0.38 per fully diluted share and Core FFO of $0.97 per fully diluted share, which includes additional share issuance in August 2016.

•	Signed 207 leases, representing 991,806 rentable square feet across the total portfolio, achieving a 32.7% increase in mark-to-market rent over previous fully escalated rents on new, renewal, and expansion leases; 155 of these leases, representing 724,417 rentable square feet, were within the Manhattan office portfolio (excluding the retail component of these properties) achieving a 42.2% increase in mark-to-market rent over previous fully escalated rents on new, renewal and expansion leases.

•	Signed 19 leases, representing 47,835 rentable square feet within the Manhattan retail portfolio, achieving a 35.0% increase in mark-to-market rent over previous fully escalated rents on new, renewal, and expansion leases.

•	Signed 78 new leases representing 542,190 rentable square feet in 2016 for the Manhattan office portfolio (excluding the retail component of these properties), achieving an increase of 50.6% in mark-to-market rent over expired previous fully escalated rents.

•	The Empire State Building Observatory revenue grew 11.2% to $124.8 million from $112.2 million in 2015.

•	Issued 29,610,854 Class A common shares at $21.00 per share in a private placement transaction with an affiliate of the Qatar Investment Authority which raised approximately $622 million in gross proceeds.

•	Increased the Company’s committed borrowing capacity under the unsecured revolving credit facility from $800 million to $1.1 billion.

•	Declared and paid aggregate dividends of $0.40 per share during 2016, an 18% increase from the previous year.

Financial Results for the Fourth Quarter 2016

Net income attributable to common stockholders was $17.0 million, or $0.11 per fully diluted share, compared to $8.3 million, or $0.07 per fully diluted share, in the fourth quarter of 2015.

Core FFO was $74.2 million, or $0.25 per fully diluted share, compared to $66.2 million, or $0.25 per fully diluted share, in the fourth quarter of 2015.

Modified FFO was $74.2 million, or $0.25 per fully diluted share, compared to $66.2 million, or $0.25 per fully diluted share, in the fourth quarter of 2015.

FFO was $72.2 million, or $0.24 per fully diluted share, compared to $64.2 million, or $0.24 per fully diluted share, in the fourth quarter of 2015.

A reconciliation of net income to FFO, Modified FFO and Core FFO is provided in the tables accompanying this press release.

Financial Results for the Year Ended December 31, 2016

Net income attributable to common stockholders was $51.5 million, or $0.38 per fully diluted share, compared to $33.7 million, or $0.29 per fully diluted share, for the year ended December 31, 2015.

Core FFO was $269.0 million, or $0.97 per fully diluted share, compared to $257.7 million, or $0.97 per fully diluted share, for the year ended December 31, 2015.

Modified FFO was $268.4 million, or $0.97 per fully diluted share, compared to $257.8 million, or $0.97 per fully diluted share, for the year ended December 31, 2015.

FFO was $260.5 million, or $0.94 per fully diluted share, compared to $249.9 million, or $0.94 per fully diluted share, for the year ended December 31, 2015.

Portfolio Operations

As of December 31, 2016, the Company’s total portfolio contained 10.1 million rentable square feet of office and retail space. The Company’s occupancy levels fluctuate in certain periods due to the timing lag that exists between when tenants move out and before the Company completes redevelopment work and new leases commence. As of December 31, 2016, the Company’s portfolio was occupied and leased as follows. Leased percentages include signed leases not commenced.

	December 31, 2016	September 30, 2016	December 31, 2015
Percent occupied:
Total portfolio	88.1%	87.9%	87.3%
Total office	88.0%	88.0%	86.7%
Manhattan office	86.8%	86.6%	84.9%
Empire State Building	90.5%	90.1%	86.7%
Retail	88.6%	86.3%	94.3%

Percent leased:
Total portfolio	90.2%	90.3%	89.1%
Total office	90.2%	90.4%	88.6%
Manhattan office	89.1%	89.5%	87.2%
Empire State Building	91.8%	91.5%	90.7%
Retail	89.6%	88.3%	94.6%

Leasing

For the three months ended December 31, 2016, the Company signed 64 new, renewal, and expansion leases within the total portfolio, comprising 210,780 rentable square feet with an average starting rental rate of $63.34 per rentable square foot, representing an increase of 21.8% over the prior in-place rent on a fully escalated basis.

On a blended basis, the 57 new, renewal, and expansion office leases signed within the total portfolio during the quarter had an average starting rental rate of $47.56 per rentable square foot, representing an increase of 14.4% over the prior in-place rent on a fully escalated basis.

On a blended basis, the seven new, and renewal retail leases signed within the total portfolio during the quarter had a starting rental rate of $331.30 per rentable square foot, representing an increase of 44.3% over the prior in-place rent on a fully escalated basis.

Leases Signed in the Fourth Quarter 2016 for the Manhattan Office Portfolio

•	24 new leases comprising 83,282 rentable square feet, with an average starting rental rate of $58.41 per rentable square foot, representing an increase of 24.3% over the prior in-place rent on a fully escalated basis, and

•	25 renewal leases, comprising 36,738 rentable square feet, with an average starting rental rate of $53.03 per rentable square foot, representing an increase of 15.2% over the prior in-place rent on a fully escalated basis.

Empire State Building

The Company continues to renovate and lease the 2.8 million rentable square foot Empire State Building, its flagship property. At December 31, 2016, the Empire State Building was 90.5% occupied; including SLNC, the Empire State Building was 91.8% leased.

During the fourth quarter 2016, the Company signed five office leases at the Empire State Building, representing 12,432 rentable square feet in the aggregate.

The Observatory revenue for the fourth quarter 2016 grew 22.1% to $33.7 million, from $27.6 million in the fourth quarter 2015. The Observatory hosted approximately 1,068,000 visitors in the fourth quarter 2016 compared to 949,000 visitors in the fourth quarter 2015, an increase of 12.5%. In the fourth quarter 2016, there were 14 bad weather days, five of which fell on weekend days compared to 15 bad weather days, one of which fell on a weekend day, in the fourth quarter 2015.

For the year ended December 31, 2016, the Observatory hosted approximately 4,250,000 visitors, compared to 4,064,000 visitors for the same period in 2015, an increase of 4.6%. Observatory revenue was $124.8 million for the year ended December 31, 2016, an 11.2% increase from $112.2 million for the year ended December 31, 2015. The increase is a result of greater tourist visits, favorable weather conditions, and improved ticket mix. For the year ended December 31, 2016, there were 45 bad weather days, 13 of which fell on weekend days compared to 67 bad weather days, 15 of which fell on weekend days, in the year ended December 31, 2015.

Balance Sheet

At December 31, 2016, there was no outstanding balance on the Company’s $1.1 billion unsecured revolving credit facility. On July 6, 2016, the Company increased its committed borrowing capacity under the unsecured revolving credit facility from $800 million to $1.1 billion. The unsecured revolving credit facility has an accordion feature allowing for an additional increase in its maximum aggregate principal balance to $1.25 billion under certain circumstances.

At December 31, 2016, the Company had total debt outstanding of approximately $1.6 billion, with a weighted average interest rate of 4.19% per annum, and a weighted average term to maturity of 4.7 years. As of December 31, 2016, the Company had $336.0 million of debt maturing in 2017 and $262.2 million of debt maturing in 2018. As of December 31, 2016, the Company had cash and cash equivalents of $554.4 million. The Company’s consolidated net debt to total market capitalization was approximately 14.9% as of December 31, 2016 and consolidated net debt to EBITDA was 3.1x.

Dividend

On December 31, 2016, the Company paid a dividend of $0.105 per share for the fourth quarter 2016 to holders of the Company’s Class A common stock and Class B common stock and to holders of the operating partnership’s Series ES, Series 250 and Series 60 operating partnership units (NYSE Arca: ESBA, FISK and OGCP, respectively) and Series PR operating partnership units. The Company paid a dividend of $0.15 per unit for the fourth quarter 2016 to holders of the operating partnership’s private perpetual preferred units.

Webcast and Conference Call Details

Empire State Realty Trust, Inc. will host a webcast and conference call, open to the general public, on Thursday, February 23, 2017 at 8:30 am Eastern time.

The webcast will be available in the Investors section of the Company’s website at www.empirestaterealtytrust.com. To listen to a live broadcast, go to the site at least five minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Shortly after the call, a replay of the webcast will be available for 90 days on the Company’s website.

The conference call can be accessed by dialing 1-877-407-3982 for domestic callers or 1-201-493-6780 for international callers. A replay will be available shortly after the call and can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for the replay is 13654088. A replay of the conference call will be available until March 2, 2017.

The Supplemental Report will be available prior to the conference call in the Investors section of the Company’s website, www.empirestaterealtytrust.com.

About Empire State Realty Trust

Empire State Realty Trust, Inc. (NYSE: ESRT), a leading real estate investment trust (REIT), owns, manages, operates, acquires and repositions office and retail properties in Manhattan and the greater New York metropolitan area, including the Empire State Building, the world’s most famous building. Headquartered in New York, New York, the Company’s office and retail portfolio covers 10.1 million rentable square feet, as of December 31, 2016, consisting of 9.4 million rentable square feet in 14 office properties, including nine in Manhattan, three in Fairfield County, Connecticut and two in Westchester County, New York; and approximately 706,000 rentable square feet in the retail portfolio.

Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of the federal securities laws. Forward-looking statements may be identified by the use of words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: changes in our industry, the real estate markets, either nationally or in Manhattan or the greater New York metropolitan area; resolution of the litigations and arbitration involving the company; reduced demand for office or retail space; general volatility of the capital and credit markets and the market price of our Class A common stock and our publicly-traded OP Units; changes in technology and market competition, which affect utilization of our broadcast or other facilities; changes in domestic or international tourism, including geopolitical events and currency exchange rates; defaults on, early terminations of, or non-renewal of leases by tenants; fluctuations in interest rates; declining real estate valuations and impairment charges; our failure to obtain necessary outside financing, including our unsecured revolving credit facility; decreased rental rates or increased vacancy rates; our failure to redevelop and reposition properties successfully or on the anticipated timeline or at the anticipated costs; difficulties in identifying properties to acquire and completing acquisitions; risks of real estate development (including our Metro Tower development site), including the cost of construction delays and cost overruns; and conflicts of interest affecting any of our senior management team.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. For a further discussion of these and other factors that could impact the Company’s future results, performance or transactions, see the section entitled “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2015, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

Contact:

Investors

Empire State Realty Trust Investor Relations

(212) 850-2678

IR@empirestaterealtytrust.com

Media

Brandy Bergman/Hugh Burns

Sard Verbinnen & Co.

(212) 687-8080

Empire State Realty Trust, Inc.

Condensed Consolidated Statements of Income

(unaudited and amounts in thousands, except per share data)

	Three Months Ended December 31,
	2016	2015
Revenues
Rental revenue	$117,498	$113,957
Tenant expense reimbursement	17,109	19,638
Observatory revenue	33,702	27,647
Third-party management and other fees	394	475
Other revenue and fees	10,560	3,483

Total revenues	179,263	165,200

Operating expenses
Property operating expenses	38,775	38,297
Ground rent expenses	2,332	2,332
General and administrative expenses	13,455	9,678
Observatory expenses	7,933	8,783
Real estate taxes	24,288	23,622
Depreciation and amortization	39,829	45,258

Total operating expenses	126,612	127,970

Total operating income	52,651	37,230
Interest expense	(17,837)	(17,194)

Income before income taxes	34,814	20,036
Income tax expense	(1,806)	(666)

Net income	33,008	19,370
Preferred unit distributions	(234)	(234)
Net income attributable to non-controlling interests	(15,808)	(10,884)

Net income attributable to common stockholders	$16,966	$8,252

Total weighted average shares
Basic	153,273	118,706

Diluted	297,046	266,048

Net income per share attributable to common stockholders
Basic	$0.11	$0.07

Diluted	$0.11	$0.07

For the three months ended December 31, 2015, certain Empire State Building public relations costs previously included in property operating expenses are included in observatory expenses. For the three months ended December 31, 2016 and 2015, these costs were $607 and $621, respectively.

Empire State Realty Trust, Inc.

Condensed Consolidated Statements of Income

(unaudited and amounts in thousands, except per share data)

	Year Ended December 31,
	2016	2015
Revenues
Rental revenue	$460,653	$447,784
Tenant expense reimbursement	73,459	79,516
Observatory revenue	124,814	112,172
Construction revenue	—	1,981
Third-party management and other fees	1,766	2,133
Other revenue and fees	17,308	14,048

Total revenues	678,000	657,634

Operating expenses

Property operating expenses	153,850	158,638
Ground rent expenses	9,326	9,326
General and administrative expenses	49,078	38,073
Observatory expenses	29,833	32,174
Construction expenses	—	3,222
Real estate taxes	96,061	93,165
Acquisition expenses	98	193
Depreciation and amortization	155,211	171,474

Total operating expenses	493,457	506,265

Total operating income	184,543	151,369
Interest expense	(71,147)	(67,492)

Income before income taxes	113,396	83,877
Income tax expense	(6,146)	(3,949)

Net income	107,250	79,928
Preferred unit distributions	(936)	(936)
Net income attributable to non-controlling interests	(54,858)	(45,262)

Net income attributable to common stockholders	$51,456	$33,730

Total weighted average shares
Basic	133,881	114,245

Diluted	277,568	266,621

Net income per share attributable to common stockholders
Basic	$0.38	$0.30

Diluted	$0.38	$0.29

For the year ended December 31, 2015, certain Empire State Building public relations costs previously included in property operating expenses are included in observatory expenses. For the year ended December 31, 2016 and 2015, these costs were $2,404 and $2,331, respectively.

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Three Months Ended December 31,
	2016	2015
Net income	$33,008	$19,370
Preferred unit distributions	(234)	(234)
Real estate depreciation and amortization	39,426	45,085

FFO attributable to common stockholders and non-controlling interests	72,200	64,221

Amortization of below-market ground leases	1,958	1,958

Modified FFO attributable to common stockholders and non-controlling interests	74,158	66,179

Core FFO attributable to common stockholders and non-controlling interests	$74,158	$66,179

Total weighted average shares
Basic	296,084	266,048

Diluted	297,046	266,048

FFO per share
Basic	$0.24	$0.24

Diluted	$0.24	$0.24

Modified FFO per share
Basic	$0.25	$0.25

Diluted	$0.25	$0.25

Core FFO per share
Basic	$0.25	$0.25

Diluted	$0.25	$0.25

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Year Ended December 31,
	2016	2015
Net income	$107,250	$79,928
Preferred unit distributions	(936)	(936)
Real estate depreciation and amortization	154,205	170,932

FFO attributable to common stockholders and non-controlling interests	260,519	249,924

Amortization of below-market ground leases	7,831	7,831

Modified FFO attributable to common stockholders and non-controlling interests	268,350	257,755

Acquisition break-up fee	—	(2,500)
Deferred financing cost write-off	552	1,749
Acquisition expenses	98	193
Construction severance expenses, net of income taxes	—	480

Core FFO attributable to common stockholders and non-controlling interests	$269,000	$257,677

Total weighted average shares
Basic	276,848	265,914

Diluted	277,568	265,914

FFO per share
Basic	$0.94	$0.94

Diluted	$0.94	$0.94

Modified FFO per share
Basic	$0.97	$0.97

Diluted	$0.97	$0.97

Core FFO per share
Basic	$0.97	$0.97

Diluted	$0.97	$0.97

Empire State Realty Trust, Inc.

Condensed Consolidated Balance Sheets

(unaudited and amounts in thousands)

	December 31,	December 31,
	2016	2015
Assets
Commercial real estate properties, at cost	$2,458,629	$2,276,330
Less: accumulated depreciation	(556,546)	(465,584)

Commercial real estate properties, net	1,902,083	1,810,746
Cash and cash equivalents	554,371	46,685
Restricted cash	61,514	65,880
Tenant and other receivables	22,542	18,782
Deferred rent receivables	152,074	122,048
Prepaid expenses and other assets	53,749	50,460
Deferred costs, net	277,081	310,679
Acquired below market ground leases, net	376,060	383,891
Goodwill	491,479	491,479

Total assets	$3,890,953	$3,300,650

Liabilities and equity
Mortgage notes payable, net	$759,016	$747,661
Senior unsecured notes, net	590,388	587,018
Unsecured term loan facility, net	262,927	262,545
Unsecured revolving credit facility, net	—	35,192
Accounts payable and accrued expenses	134,064	111,099
Acquired below market leases, net	82,300	104,171
Deferred revenue and other liabilities	32,212	31,388
Tenants’ security deposits	47,183	48,890

Total liabilities	1,908,090	1,927,964
Total equity	1,982,863	1,372,686

Total liabilities and equity	$3,890,953	$3,300,650